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Exhibit 99

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FOR IMMEDIATE RELEASE	For more information, contact: Richard Dalton, 303.312.3441 Sue Hermann, 303.312.3488

COBIZ INC. Reports Fourth Quarter Earnings
Successful year driven by banks' success in gaining market share

        DENVER—January 16, 2003—COBIZ INC. (Nasdaq: COBZ), a $1.12 billion financial holding company, today reported a 21% increase in earnings per share in 2002, growing to $0.80 per share (diluted) from $0.66 per share in 2001. Also for the year, the company increased its net income by 23%, growing to $11.03 million at the end of 2002 from $8.93 million at the end of 2001. Earnings per share for the fourth quarter of 2002 were $0.20 per share (diluted), up from $0.19 per share for the fourth quarter of 2001.

        "I am pleased with the company's solid performance this year, despite the slow economy," said Steven Bangert, chairman and CEO, COBIZ INC. "For the year, we grew assets by 21%, increasing them to $1.12 billion at the end of 2002 from $925 million at the end of 2001.

        "Much of this growth can be attributed to our core banking franchise—Colorado Business Bank and Arizona Business Bank—which increased loans and leases by 18% and deposits by an outstanding 31%. Our Arizona bank had an exceptionally strong year, growing loans by 58% and deposits by 28% during 2002, while our Colorado bank grew loans by 13% and deposits by 29%. The performance of our Colorado bank was exceptional in light of the severity of the economic slowdown in that state. Colorado lost 43,700 jobs in 2002, although home sales and median home prices along the Front Range continue to show gains. We do anticipate some improvement in the economic situation in Colorado later in 2003.

        "Bucking industry trends, we managed this growth while maintaining solid asset quality. For the year, we saw non-performing loans and leases as a percentage of total loans and leases actually decrease to 0.31%, from 0.33% for 2001. Our allowance for loan and lease losses to non-performing loans and leases also has improved, ending the year at 425.39%, up from 396.43% at the end of 2001. These numbers, in combination with our loan and deposit growth, is a clear testament to the continuing success of our practice of hiring senior bankers who bring only their top customers with them.

        "We view this past year as a great stress test for our banking model and have been very pleased with how it has performed," said Bangert. "The economic slowdown has affected both Colorado and Arizona, although Arizona to a lesser extent. However, we continue to attract quality, experienced bankers and customers in both states, growing loans and deposits while managing our asset quality. As we look toward a economic recovery in the second half of 2003, we are delighted with the prospects we have to gain market share and make key hires in the coming year, as well as adding new banks in Arizona and Colorado."

        The company announced the hiring of three new bank presidents in the third quarter of 2002. The new presidents commenced operations out of existing Colorado Business Bank and Arizona Bank facilities while selecting their bank locations and hiring bankers and support staff. Arizona Business Bank—Tempe opened in November, with Arizona Business Bank—Scottsdale to open in March of this year. Colorado Business Bank—Northeast, which will serve the growing Denver International Airport business corridor, will open in the third quarter of 2003.

        According to Bangert the costs of these new initiatives, totaling $655,000 during 2002, are an investment that will begin to payoff by the end of 2003. "We added several senior bankers to our existing banks during 2002 as well as launching these three new banks. Historically, we've opened only one de novo at a time, but felt these bankers—and these markets—were too good to delay. They're already paying off, with the Scottsdale bank ending the year with $16.2 million in loans and the Northeast bank with $21.2 million in deposits and repos, months before they even open their doors. The Tempe bank started slower, finishing the year with $1.1 million in deposits, but has come into its own, growing deposits to $10.2 million in early January. With these new banks and new bankers in place, we anticipate growth in the range of 18-20% for our banking franchise and even greater success in gaining market share in 2003."

        Another impact to the company's bottom line was $290,000 in IT initiatives during the second half of 2002. These costs included adding several staff members to the department, new electronic funds transfer and Internet treasury management systems, and an extension of the company's internal video conferencing capabilities. Bangert said these expenditures had begun to payoff by the end of 2002 with the addition of high volume treasury management customers the banks were previously unable to effectively serve.

        "Our net interest margin decreased by 19 basis points during the fourth quarter of 2002, ending the quarter at 4.43%, due to the Federal Reserve's 50-basis-point decrease in the discount rate. We continue to aggressively manage our net interest margin, resulting in a slight improvement for the year. We closed 2002 up two basis points to 4.56% for the year and are confident we can maintain a healthy margin barring any movements by the Fed to further cut rates."

        At the end of 2002, COBIZ announced plans to acquire Alexander Capital Management Group (ACMG), a 20-year-old SEC-registered investment management firm that manages stock and bond portfolios for individuals and institutions. The deal, which is expected to close in the first quarter, will offer the company's individual and business customers more investment opportunities including proprietary investment products with a highly successful long-term track record. "We look forward to closing the deal and introducing ACMG to our customers," said Bangert. "In 2003, we will continue to look for fee-based businesses that are both complimentary to our existing business lines and able to benefit from being part of our financial services family."

        ACMG is the latest addition to the company's existing fee-based lines of business—Green Manning & Bunch (GMB), CoBiz Insurance, CoBiz Private Asset Management and CoBiz Connect. In the fourth quarter of 2002, CoBiz Connect was reorganized resulting in a one-time charge of $88,000; the reorganization is expected to save more than $100,000 in staffing expenditures going forward. Bangert said that COBIZ, however, remains committed to offering employee benefits consulting services. "This product line has been very well received by our customers, and we have plans to continue to expand this subsidiary's product offerings and capabilities.

        "We were disappointed with the net income from our investment banking activities for 2002, but are conscious of how they have been impacted by the current economic situation. GMB has seen the very nature of its investment banking deals change, with deals taking much longer to close. They continue to have a strong pipeline of business and made the important step of establishing a presence in Arizona in the second half of 2002. We are very confident in the team of talented individuals we have in place at GMB and remain optimistic they will be a strong contributor to our company's success in 2003."

        In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, January 17, 2003 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz371468765gf12.html or by telephone by calling 1.877.542.0532.

        COBIZ INC. (www.cobizbank.com) is a $1.12 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services—including credit, cash management, investment, deposit and trust products—to a targeted customer base of professionals and small to medium-sized businesses. COBIZ also offers investment management services through CoBiz Private Asset Management; employee benefits consulting and brokerage services through CoBiz Connect; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; and investment banking services through Green Manning & Bunch. The company recently announced plans to acquire Alexander Capital Management Group (ACMG), an SEC-registered investment management firm that manages stock and bond portfolios for individuals and institutions.

        The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors, as discussed in the Company's filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company's growth strategy, the possible loss of key personnel, factors that could affect the Company's ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company's filings with the Securities and Exchange Commission.

# # #

CoBiz Inc.
December 31, 2002
(UNAUDITED)

	QUARTER ENDED		YEAR ENDED
	Dec-02	Dec-01	Dec-02	Dec-01
	(In 000's, except per share data)
INCOME STATEMENT DATA
INTEREST INCOME	$16,211	$15,091	$62,585	$61,890
INTEREST EXPENSE	4,500	5,458	18,347	26,388

NET INTEREST INCOME	11,711	9,633	44,238	35,502
PROVISION FOR LOAN & LEASE LOSSES	600	527	2,590	2,362

NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES	11,111	9,106	41,648	33,140
NONINTEREST INCOME	2,171	2,545	9,656	8,032
NONINTEREST EXPENSE	8,937	7,386	33,600	25,736

INCOME BEFORE INCOME TAXES	4,345	4,265	17,704	15,436
PROVISION FOR INCOME TAXES	1,562	1,697	6,677	6,091

NET INCOME PRIOR TO NON-RECURRING CHARGES	$2,783	$2,568	$11,027	$9,345

NET NON-RECURRING (INCOME) CHARGES, NET OF TAX	—	—	—	416
REPORTED NET INCOME	$2,783	$2,568	$11,027	$8,929

EARNINGS PER COMMON SHARE
BASIC	$0.21	$0.20	$0.84	$0.70

DILUTED	$0.20	$0.19	$0.80	$0.66

EARNINGS PER COMMON SHARE EXCLUDING NON-RECURRING EXPENSES:
BASIC	$0.21	$0.20	$0.84	$0.73

DILUTED	$0.20	$0.19	$0.80	$0.70

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	13,242	13,052	13,195	12,815

DILUTED	13,772	13,692	13,779	13,439

COMMON SHARES OUTSTANDING AT PERIOD END			13,272	13,109

BOOK VALUE PER SHARE—COMMON			$6.18	$5.40

PERIOD END BALANCES
TOTAL ASSETS			$1,118,649	$925,410
LOANS & LEASES (NET)			788,481	670,040
DEPOSITS			856,965	655,192
REDEEMABLE PREFERRED STOCK & SHAREHOLDERS' EQUITY			102,004	90,803
COMMON SHAREHOLDERS' EQUITY			82,004	70,803
INTEREST-EARNING ASSETS			1,060,885	882,119
INTEREST-BEARING LIABILITIES			818,754	685,409
BALANCE SHEET AVERAGES
AVERAGE ASSETS			$1,022,510	$829,994
AVERAGE LOANS & LEASES (NET)			727,313	582,938
AVERAGE DEPOSITS			752,645	613,184
AVERAGE REDEEMABLE PREFERRED STOCK & SHAREHOLDERS' EQUITY			95,698	84,785
AVERAGE COMMON SHAREHOLDERS' EQUITY			75,698	64,785
AVERAGE INTEREST-EARNING ASSETS			969,851	782,009
AVERAGE INTEREST-BEARING LIABILITIES			758,753	619,631

	QUARTER ENDED		YEAR ENDED
	Dec-02	Dec-01	Dec-02	Dec-01
NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST DUE & STILL ACCRUING INTEREST			$8	$32
NONACCRUAL LOANS & LEASES			2,434	2,206
RESTRUCTURED LOANS & LEASES			—	—

TOTAL NON-PERFORMING LOANS & LEASES			2,442	2,238
REAL ESTATE ACQUIRED BY FORECLOSURE			—	—
REPOSSESSED ASSETS			6	—

TOTAL NON-PERFORMING ASSETS			$2,448	$2,238

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE			$8,872	$6,819
PROVISION FOR LOAN & LEASE LOSSES			2,590	2,362
LOANS & LEASES (CHARGED-OFF) / RECOVERED			(1,074)	(309)

ENDING BALANCE			$10,388	$8,872

PROFITABILITY MEASURES AS REPORTED:
NET INTEREST MARGIN	4.43%	4.46%	4.56%	4.54%
EFFICIENCY RATIO	64.53%	61.04%	62.57%	61.73%
RETURN ON AVERAGE ASSETS	1.00%	1.13%	1.08%	1.08%
RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY	14.09%	14.66%	14.57%	13.78%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	15.64%	20.90%	17.92%	19.16%
PROFITABILITY MEASURES EXCLUDING MERGER-RELATED EXPENSES:
EFFICIENCY RATIO	64.53%	61.04%	62.57%	59.29%
RETURN ON AVERAGE ASSETS	1.00%	1.13%	1.08%	1.13%
RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY	14.09%	14.67%	14.57%	14.43%
ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS			0.22%	0.24%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES			0.31%	0.33%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES			1.30%	1.31%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES			425.39%	396.43%

CoBiz Inc.
December 31, 2002
(UNAUDITED)
(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	GMB	Insurance and Private Asset Management	Corporate Support and Other	Consolidated
Net interest income
Quarter ended December 31, 2002	$10,235	$1,730	$5	$9	$(268)	$11,711
Quarter ended September 30, 2002	9,890	1,506	8	7	38	11,449
Annualized quarterly growth	13.8%	59.0%	(148.8)%	113.4%	(3,194.8)%	9.1%
Quarter ended December 31, 2001	$7,925	$1,202	$15	$1	$490	$9,633
Annual growth	29.1%	43.9%	(66.7)%	800.0%	(154.7)%	21.6%
Noninterest income
Quarter ended December 31, 2002	$761	$113	$519	$637	$141	$2,171
Quarter ended September 30, 2002	712	89	220	697	224	1,942
Annualized quarterly growth	27.3%	107.0%	539.2%	(34.2)%	(147.0)%	46.8%
Quarter ended December 31 2001	$611	$143	$1,904	$460	$(573)	$2,545
Annual growth	24.5%	(21.0)%	(72.7)%	38.5%	(124.6)%	(14.7)%
Net income before management fees and overhead allocations
Quarter ended December 31, 2002	$4,966	$332	$(134)	$(4)	$(2,377)	$2,783
Quarter ended September 30, 2002	4,735	311	(258)	16	(2,321)	2,483
Annualized quarterly growth	19.4%	26.8%	(190.7)%	(495.9)%	9.6%	47.9%
Quarter ended December 31, 2001	$3,684	$302	$953	$(144)	$(2,227)	$2,568
Annual growth	34.8%	9.9%	(114.1)%	(97.2)%	6.7%	8.4%
	Colorado Business Bank	Arizona Business Bank	GMB	Insurance and Private Asset Management	Corporate Support and Other	Consolidated
Total loans and leases
At December 31, 2002	$643,398	$149,656	$—	$—	$5,815	$798,869
At September 30, 2002	646,674	124,592	—	—	7,539	778,805
Annualized quarterly growth	(2.0)%	79.8%	—	—	(90.7)%	10.2%
At December 31, 2001	$569,668	$94,555	$—	$—	$14,690	$678,913
Annual growth	12.9%	58.3%	—	—	(60.4)%	17.7%
2002 average yield or cost	6.3%	7.1%	—	—	6.7%	6.3%
Total deposits
At December 31, 2002	$711,536	$144,539	$—	$890	$—	$856,965
At September 30, 2002	656,930	135,210	—	876	—	793,016
Annualized quarterly growth	33.0%	27.4%	—	6.3%	—	32.0%
At December 31, 2001	$552,106	$102,321	$—	$765	$—	$655,192
Annual growth	28.9%	41.3%	—	16.3%	—	30.8%
2002 average yield or cost	1.5%	2.8%	—	0.2%	—	1.8%

	Three months ended December 31,				Year ended December 31,
			Increase (decrease)				Increase (decrease)
	2002	2001	Amount	%	2002	2001	Amount	%
Deposit service charges	$522	$502	$20	4%	$2,074	$1,796	$278	15%
Operating lease income	88	287	(199)	(69)%	737	1,507	(770)	(51)%
Other loan fees	259	108	151	140%	753	395	358	91%
Trust income	191	165	26	16%	693	677	16	2%
Insurance revenue	432	294	138	47%	1,612	1,097	515	47%
Investment banking revenue	516	962	(446)	(46)%	2,769	1,839	930	51%
Other income	135	148	(13)	(9)%	836	590	246	42%
Gain on sale of other assets	28	79	(51)	(65)%	182	519	(337)	(65)%

Total noninterest income	$2,171	$2,545	$(374)	(15)%	$9,656	$8,420	$1,236	15%

	Three months ended December 31,				Year ended December 31,
			Increase (decrease)				Increase (decrease)
	2002	2001	Amount	%	2002	2001	Amount	%
Noninterest expenses:
Salaries and employee benefits	$5,335	$4,082	$1,253	31%	$20,189	$14,444	$5,745	40%
Occupancy expenses, premises and equipment	1,759	1,435	324	23%	6,185	4,907	1,278	26%
Depreciation on leases	78	258	(180)	(70)%	603	1,262	(659)	(52)%
Amortization of intangibles	46	133	(87)	(65)%	166	497	(331)	(67)%
Other operating expenses	1,722	1,478	244	17%	6,463	4,623	1,840	40%
Nonrecurring expenses	—	—	—	—	—	1,060	(1,060)	—

Total other expense	$8,940	$7,386	$1,554	21%	$33,606	$26,793	$6,813	25%

	December 31, 2002		December 31, 2001
	Amount	% of Portfolio	Amount	% of Portfolio
Total Loans and Leases:
Commercial	$254,389	32.3%	$197,594	29.5%
Real estate—mortgage	366,841	46.5%	303,555	45.3%
Real estate—construction	114,753	14.6%	119,022	17.8%
Consumer	50,853	6.4%	40,840	6.1%
Municipal leases	6,219.8%		3,216.5%
Small business leases	5,814.7%		14,685	2.1%

Loans and leases	$798,869	101.3%	$678,912	101.3%
Less allowance for loan and lease losses	(10,388)	(1.3)%	(8,872)	(1.3)%

Net loans and leases	$788,481	100.0%	$670,040	100.0%

Total Deposits
NOW and money market accounts	$305,955	35.7%	$236,775	36.1%
Savings	6,950.8%		5,957.9%
Certificates of deposit under $100,000	139,779	16.3%	80,667	12.3%
Certificates of deposit $100,000 and over	191,294	22.3%	167,215	25.6%

Total interest-bearing deposits	$643,978	75.1%	$490,614	74.9%
Noninterest-bearing demand deposits	212,987	24.9%	164,578	25.1%

Total deposits	$856,965	100.0%	$655,192	100.0%

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  Exhibit 99